Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Hyster-Yale, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Alfred M. Rankin, Jr., Suzanne Schulze Taylor, Dennis W. LaBarre, and Dena R. McKee, or any of them, each acting alone, as his or her true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, with the full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statements on Form S-8 with respect to the registration of Class A common stock, par value $0.01 per share of the Registrant pursuant to the Hyster-Yale, Inc., Non-Employee Directors’ Equity Compensation Plan (Amended and Restated Effective May 12, 2026), together with any and all amendments, supplements and exhibits thereto, including any and all pre-effective and post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement(s) on Form S-8, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 4th day of August, 2026.

/s/ Rajiv K. Prasad	/s/ Dena R. McKee
Rajiv K. Prasad President and Chief Executive Officer (principal executive officer), Director	Dena R. McKee Vice President, Controller and Chief Accounting Officer (principal accounting officer)

/s/ Colleen R. Batcheler	/s/ James B. Bemowski
Colleen R. Batcheler Director	James B. Bemowski Director

/s/ J.C. Butler, Jr.	/s/ Gary L. Collar
J.C. Butler, Jr. Director	Gary L. Collar Director

/s/ Carolyn Corvi	/s/ Edward T. Eliopoulos
Carolyn Corvi Director	Edward T. Eliopoulos Director

/s/ John P. Jumper	/s/ Dennis W. LaBarre
John P. Jumper Director	Dennis W. LaBarre Director

/s/ Ann A. O’Hara	/s/ H. Vincent Poor
Ann A. O’Hara Director	H. Vincent Poor Director

/s/ Alfred M. Rankin, Jr.	/s/ Claiborne R. Rankin
Alfred M. Rankin, Jr. Director	Claiborne R. Rankin Director

/s/ Britton T. Taplin	/s/ David B.H. Williams
Britton T. Taplin Director	David B.H. Williams Director